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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 20, 2025

JACK IN THE BOX INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-9390	95-2698708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9357 Spectrum Center Blvd, San Diego, CA 92123
(Address of principal executive offices) (Zip Code)

(858) 571-2121
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	JACK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 20, 2025, Darin Harris notified the Company’s Board of Directors of his intention to resign from his positions as Chief Executive Officer and Director of the Company, effective immediately, to pursue other opportunities. Mr. Harris’ decision to resign is not related to a disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. He will remain as a consultant through March 14, 2025.

Lance Tucker, age 55, the Company’s Executive Vice President, Chief Financial Officer, will serve as the Company’s interim principal executive officer effective February 24, 2025, and until such time as the Board of the Directors determines. Mr. Tucker has served as the Company’s Chief Financial Officer since January 13, 2025. He previously served in this same role as the Company’s Executive Vice President, Chief Financial Officer from March 2018 to September 2020. Most recently, he served as the Chief Financial Officer of Davidson Hotel Company LLC (Atlanta, GA) (“Davidson Hospitality Group’), an award-winning, full-service hospitality management company overseeing hotels, restaurants, dining and entertainment venues across the United States since January 2022. Prior to that, from September 2020 until January 2022, he was the Chief Financial Officer of CKE Restaurants Holdings, Inc. (Franklin, TN), an American fast food company and the parent organization for the Carl’s Jr. and Hardee’s brands, where he was responsible for all finance and accounting and helped drive the company’s full business transformation process. Prior to joining the Company in March 2018, Mr. Tucker held several senior leadership positions at Papa John’s International, Inc. (Atlanta, GA) (“Papa John’s). From February 2011 to February 2018, he served as Senior Vice President, Chief Financial Officer and Treasurer and added Chief Administrative Officer in February 2012. From June 2010 to February 2011, he was Chief of Staff and Senior Vice President, Strategic Planning for Papa John’s. Prior to that, he served as its Chief of Staff and Vice President, Strategic Planning from June 2009 to June 2010. Prior to joining Papa John’s, Mr. Tucker served as the Chief Financial Officer of Evergreen Real Estate Services, LLC (Chicago, IL), from 2003 to 2009; and held leadership positions with several finance companies from 1999 to 2003. Previously, from 1994 to 1999, he served as the Director of Finance for Papa John’s International, Inc. Overall, Mr. Tucker has more than 20 years of corporate finance experience. He graduated from Transylvania University with a Bachelor of Arts in Accounting.

In connection with his appointment as interim principal executive officer, Mr. Tucker’s annual base salary will increase to $900,000 starting on February 24, 2025, and ending as to be determined by the Board of Directors. Mr. Tucker will also receive a one-time grant consisting of restricted stock units (“RSUs”) equal to an LTI value of $500,000, with the number of shares determined by reference to the 20-day average closing stock price of the Company’s common stock as of the last business day preceding the grant date. These RSUs will vest 33% per year over three years.

To fill Mr. Tucker’s role, Dawn Hooper, age 54, the Company’s Senior Vice President, Controller, will serve as the Company’s interim principal financial officer and principal accounting officer effective February 24, 2025, and until such time as the Board of Directors determines. Ms. Hooper previously served in the role of the Company’s interim principal financial officer from August 2020 to January 2021, February 2023 to August 2023, and November 2024 to January 2025. Ms. Hooper has been Senior Vice President, Controller since December 2022, and she has been with the Company since October 2000. She previously held positions of increasing responsibility in accounting since joining the Company in 2000, including Interim CFO, Controller, Assistant Controller, Vice President of Financial Reporting and Senior Manager of Corporate Accounting. Prior to joining the company, she began her career with KPMG LLP where she worked from September 1993 to September 2000. Ms. Hooper has more than 29 years in experience in accounting and finance. Ms. Hooper received her bachelor’s degree in accounting from University of San Diego from the Knauss School of Business. There are no reportable family relationships or related person transactions involving the Company and Ms. Hooper.

In connection with her appointment as interim principal financial officer, Ms. Hooper’s salary will increase $19,500 per month starting on February 24, 2025, and ending as to be determined by the Board of Directors.

With Mr. Harris’ departure, the Board has reduced its size to eight (8) members effective immediately.

On February 24, 2025, the Company issued a press release announcing this leadership transition, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1, and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Jack in the Box Inc. dated February 24, 2025

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JACK IN THE BOX INC.

February 24, 2025	/s/ Lance Tucker
Lance Tucker
Executive Vice President, Chief Financial Officer